EX-99.(c)

                                    EXHIBIT C


                              LETTER OF TRANSMITTAL


                             Regarding Interests in


                              XANTHUS FUND, L.L.C.


                   Tendered Pursuant to the Offer to Purchase
                               Dated May 15, 2002


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                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                   AT, AND THIS LETTER OF TRANSMITTAL MUST BE
             RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, NEW YORK TIME,
             ON MONDAY, JUNE 17, 2002, UNLESS THE OFFER IS EXTENDED.
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       COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN BY MAIL OR FAX TO:


                                   PFPC Inc.
                               Attn: Karl Garrett


                                  P.O. Box 220
                               Claymont, DE 19703

                              Fax: (302) 791-3105
                                 (302) 793-8132


                          For additional information:
                    Phone: (888) 697-9661 or (866) 306-0232



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

Xanthus Fund, L.L.C.

Ladies and Gentlemen:


     The undersigned hereby tenders to Xanthus Fund, L.L.C., a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the "Fund"), the limited liability company interest (hereinafter the "Interest" or "Interests" as the context requires) in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated May 15, 2002 ("Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer"). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY THE FUND, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

     The undersigned hereby sells to the Fund the Interest or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Interest or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

     The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Interests in the Fund or portions thereof tendered hereby.

     Payment of the purchase price for the Interest or portion thereof tendered by the undersigned will be made by wire transfer of the funds to the undersigned's brokerage account at CIBC World Markets Corp. ("CIBC WM"), as described in Section 6 of the Offer. The undersigned hereby represents and warrants that the undersigned understands that upon a withdrawal of this cash payment from the account, CIBC WM may subject the withdrawal to any fees that CIBC WM would customarily assess upon the withdrawal of cash from the account. (Any payment in the form of marketable securities would be made by means of special arrangement with the undersigned in the sole discretion of the Board of Managers of the Fund.)

     A promissory note reflecting the contingent payment portion of the purchase price, if any, as described in Section 6 of the Offer to Purchase, will be deposited directly to the undersigned's brokerage account with CIBC WM. (Any contingent payment of cash due pursuant to the Note will also be deposited directly to the undersigned's brokerage account with CIBC WM and, upon a withdrawal of this cash from the account, CIBC WM may impose any fees that would customarily be assessed upon the withdrawal of cash from the account.) The undersigned recognizes that the amount of the purchase price for Interests will be based on the unaudited estimated net asset value of the Fund as of June 30, 2002, and that the contingent payment portion of the purchase price, if any, will be determined upon completion of the audit of the Fund's financial statements for calendar year 2002, which is anticipated to be completed not later than 60 days after December 31, 2002, the Fund's fiscal year end, and will be paid within ten days thereafter.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.


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

Xanthus Fund, L.L.C.


PLEASE FAX OR MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE TO:
PFPC INC., ATTN:  KARL GARRETT; P.O. BOX 220, CLAYMONT, DE 19703
FAX: (302) 791-3105 OR (302) 793-8132
FOR ADDITIONAL INFORMATION:  PHONE: (888) 697-9661 OR (866) 306-0232


PART 1.   MEMBER INFORMATION:


           Name of Member:
                                      ---------------------------------


           Social Security No.
           or Taxpayer
           Identification No.:
                                      ---------------------------------


           Telephone Number:          (            )
                                      ---------------------------------


PART 2. AMOUNT OF LIMITED LIABILITY COMPANY INTEREST IN THE FUND BEING TENDERED:


     [  ]          Entire limited liability company interest.


     [  ]          Portion of limited liability company interest  expressed as a specific dollar value. (A minimum interest with a value greater than: (a) $150,000, net of the incentive allocation, if any, or net of the tentative incentive allocation, if any;
                   or (b) the tentative incentive allocation, if any, must be maintained (the "Required Minimum Balance").)*


                                        $_____________________


     [  ]           Portion of limited  liability  company interest in excess of the Required Minimum Balance.


                * The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below the Required Minimum Balance, the Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.


PART 3.   PAYMENT.


         CASH PAYMENT


          Cash payments will be wire transferred directly to the undersigned's brokerage account at CIBC WM. The undersigned hereby represents and warrants that the undersigned understands that, for cash payments wired directly to the undersigned's brokerage account, upon a withdrawal of this cash payment from the account, CIBC WM may impose any fees that would customarily be assessed upon the withdrawal of cash from the account. (Any payment in the form of marketable securities would be made by means of special arrangements with the undersigned.)

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



         PROMISSORY NOTE


         The promissory note reflecting the contingent payment portion of the purchase price, if applicable, will be deposited directly to the undersigned's brokerage account at CIBC WM. The undersigned hereby represents and warrants that the undersigned understands that any contingent payment of cash due pursuant to the Note will also be deposited directly to the undersigned's brokerage account at CIBC WM, and, upon a withdrawal of this cash from the account, CIBC WM may impose any fees that would customarily be assessed upon the withdrawal of cash from the account.


         PART 4.     SIGNATURE(S).


FOR INDIVIDUAL INVESTORS                 FOR OTHER INVESTORS:
AND JOINT TENANTS:
-------------------------------------    --------------------------------------


-------------------------------------    --------------------------------------
Signature                                Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION AGREEMENT)



-------------------------------------    --------------------------------------
Print Name of Investor                   Signature
                                         (SIGNATURE OF OWNER(S) EXACTLY AS
                                         APPEARED ON SUBSCRIPTION AGREEMENT)



-------------------------------------    --------------------------------------
Joint Tenant Signature if necessary      Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION AGREEMENT)



-------------------------------------    --------------------------------------
Print Name of Joint Tenant               Co-signatory if necessary
                                         (SIGNATURE OF OWNER(S) EXACTLY AS
                                         APPEARED ON SUBSCRIPTION AGREEMENT)



                                         --------------------------------------
                                         Print Name and Title of Co-signatory


Date:
         ---------------------------


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